UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

CSRA INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37494	47-4310550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive Falls Church, Virginia	22042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 641-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2018, CSRA Inc. (the “Company”) granted restricted units with respect to common stock, $0.001 par value per share, of the Company (the “2018 RSUs”) to our named executive officers (other than Mr. Prior), as follows:

Name	2018 RSUs Granted
David F. Keffer	32,209
William J. Haynes II	26,994
John P. Reing	13,791
Paul Nedzbala	19,632

In addition, effective February 26, 2018, the Company granted 62,380 2018 RSUs to the Company’s Chief Executive Officer, Lawrence B. Prior III.

The 2018 RSUs, which were awarded pursuant to the CSRA 2015 Omnibus Incentive Plan, as amended, will vest in equal instalments over a three year period on each anniversary of the grant date. Following the consummation of the transactions contemplated by the Agreement and Plan of Merger entered into on February 9, 2018, by and among: the Company; General Dynamics Corporation (“General Dynamics”), a corporation organized under the laws of Delaware; and Red Hawk Enterprises Corp., a Nevada corporation and a wholly owned subsidiary of General Dynamics, the 2018 RSUs will vest in full upon a termination of employment for death, for disability, by the Company without “cause,” or due to an employee’s resignation for “good reason” (as such term is defined in the Company’s Executive Officer Employment Separation Policy). In addition, each award agreement provides that, to the extent that any payments to be made to a recipient of such award (a) constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and (b) would be subject to the excise tax imposed by Section 4999 of the Code, then such payment will either be made (i) in full or (ii) in such lesser amount that would result in no portion of such payment being subject to the Section 4999 excise tax, whichever of the foregoing amounts (taking into account all applicable taxes), results in the executive officer’s receipt on an after-tax basis of the greatest amount of total compensation, notwithstanding that all or some portion of the awards may be taxable under Section 4999.

The foregoing summary of the 2018 RSUs does not purport to be complete and is qualified in its entirety by reference to the full text of the award agreement for the 2018 RSUs attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	CSRA Inc. Amended and Restated 2015 Omnibus Incentive Plan Service Based Restricted Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSRA Inc.

Dated: February 28, 2018	By:	/s/ William J. Haynes II
William J. Haynes II
Executive Vice President, General Counsel and Secretary